                                                                      EXHIBIT II


                                VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of January 22, 2001 by and among Solectron Corporation, a Delaware corporation ("Parent"), and the undersigned Stockholder (the "Stockholder") of Centennial Technologies, Inc., a Delaware corporation (the "Company").

        WHEREAS, Parent, the Company and Merger Sub (as defined below) have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, and the Company will become a wholly-owned subsidiary of Parent.

        WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of (i) shares of the outstanding capital stock of the Company, and (ii) shares of capital stock of the Company issuable upon the exercise of outstanding options to acquire such shares of capital stock of the Company, in each case as is set forth on the signature page of this Agreement.

        WHEREAS, in consideration of the execution of the Merger Agreement by Parent, the Stockholder (solely in his or her capacity as such) is hereby agreeing to vote the Shares (as defined below) and other such shares of capital stock of the Company over which the Stockholder has voting power so as to facilitate the consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

        1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

             (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions of the Merger Agreement.

             (b) "Person" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

             (c) "Shares" shall mean: (i) all voting securities of the Company beneficially owned by the Stockholder as of the date of this Agreement, and (ii) all additional voting securities of the Company of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date, including, without limitation, through the exercise of options, warrants or other rights to acquire such voting securities of the Company, or the conversion of other securities of the Company into such voting securities of the Company.

             (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such Person, directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2. Transfer of Shares.

             (a) Transferee of Shares to be Bound by this Agreement. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected unless each Person to which any of such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in any of the foregoing, is or may be Transferred shall have (i) executed a counterpart of this Agreement and a Irrevocable Proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request), and (ii) agreed in writing to hold such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or such interest in the foregoing, subject to the terms and conditions of this Agreement.

             (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing.

        3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of the Stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Stockholders of the Company, to the extent that such Shares are entitled to vote on such matters, the Stockholder (solely in his or her capacity as such) shall cause the Shares to be voted (i) in favor of approval and adoption of the Merger Agreement and the Merger, (ii) in favor of each of the other transactions contemplated by the Merger Agreement, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation of the Company contained in the Merger Agreement, or could reasonably be expected to result in any of the conditions to the obligations of the Company under the Merger Agreement not being satisfied or fulfilled. If the Stockholder is a director of the Company, nothing contained in this Agreement shall be deemed to apply to, or to limit in any manner, the obligations of the Stockholder acting as a director of the Company (in his capacity as such) to comply with his fiduciary duties as a director of the Company, including, without limitation, recommending (in his capacity as a director) that the stockholders of the Company vote against the Merger and voting (in his capacity as a director) in favor of a competing transaction or against the Merger.

        4. Irrevocable Proxy. The Stockholder hereby agrees to deliver to Parent, concurrently with the execution and delivery of this Agreement, a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares.

        5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date: (i) the Stockholder is (and will be, unless Transferred pursuant to Section 2(a) hereof) the sole beneficial owner of the shares of Company Common Stock, Company Preferred Stock and the options to purchase shares of Company Common Stock set forth on the signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be, unless Transferred pursuant to Section 2(a) hereof) free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature; (iii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock, Company Preferred Stock and options to purchase shares of Company Common Stock set forth on the signature page of this Agreement; and (iv) has (and will have, unless Transferred pursuant to Section 2(a) hereof) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        6. Additional Documents. The Stockholder (solely in his or her capacity as such) hereby agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        7. Consent and Waiver. The Stockholder (solely in his or her capacity as such) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

        8. Legending of Shares. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, the Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

        9. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        10. Miscellaneous.

             (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

             (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

             (c) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

             (d) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

             (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

             (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

             (g) Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

             (h) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to Parent:             Solectron Corporation
                                            4211 Starboard Drive
                                            Fremont, California  94538
                                            Attention:  Ann T. Nguyen
                                            Telephone No.:  (510) 624-8118
                                            Telecopy No.:  (510) 252-8450

                  With a copy to:           Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            One Market, Spear Street Tower
                                            Suite 3300
                                            San Francisco, California 94105
                                            Attention: Michael J. Kennedy, Esq.
                                            Telephone No.:  (415) 947-2000
                                            Telecopy No.:  (415) 947-2099

                  If to the Stockholder: To the address for notice set forth on the signature page hereof.

                  With a copy to:           Centennial Technologies, Inc.
                                            7 Lopez Road
                                            Wilmington, Massachusetts  01887
                                            Attention: Richard J. Pulsifer
                                            Telephone No.: (978) 805-2323
                                            Telecopy No.: (978) 988-7509

                  And to:                   Goodwin, Procter & Hoar LLP
                                            Exchange Place
                                            Boston, Massachusetts  02109-2881
                                            Attention: Raymond C. Zemlim, P.C.
                                            Telephone No.:  (617) 570-1000
                                            Telecopy no.: (617) 523-1231

             (i) Further Assurances. The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

             (j) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

             (k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on the date first above written.

SOLECTRON CORPORATION                 STOCKHOLDER:



By:                                   By:
  ---------------------------------      -------------------------------------
                                                     Signature

Name:                                 Name:
     ------------------------------        -----------------------------------

Title:                                Title:
      -----------------------------         ----------------------------------



                                      ----------------------------------------
                                      Address

                                      ----------------------------------------
                                      Telephone Number

                                      ----------------------------------------
                                      Facsimile Number

                                      Shares Beneficially Owned:

                                      _______________shares of Company Common
                                      Stock

                                      _______________shares of Company Common
                                      Stock issuable upon the exercise of
                                      outstanding options

                                      ______________ shares of Company Preferred
                                      Stock



                               [VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY

        The undersigned stockholder of Centennial Technologies, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the members of the Board of Directors of Solectron Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement") by and among Parent, Centers Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or
(ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval and adoption of the Merger Agreement and the Merger, (ii) in favor of each of the other transactions contemplated by the Merger Agreement, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation of the Company contained in the Merger Agreement, or could reasonably be expected to result in any of the conditions to the obligations of the Company under the Merger Agreement not being satisfied or fulfilled.

        The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law). This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated:                      , 2001
      ---------------------
                                      Signature:
                                                --------------------------------

                                      Name:
                                           -------------------------------------

                                      Name and Title of Authorized Signatory:

                                      ------------------------------------------

                                      ------------------------------------------

                                      Shares Beneficially Owned:

                                      _______________shares of Company Common
                                      Stock

                                      _______________shares of Company Common
                                      Stock issuable upon the exercise of
                                      outstanding options

                                      ______________ shares of Company Preferred
                                      Stock



                               [IRREVOCABLE PROXY]